UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 7, 2006
(December 6, 2006)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.

Underwriting Agreement

On December 6, 2006, PNM Resources, Inc. (“PNM Resources” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., as representative for itself and the other underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Robert W. Baird & Co. Incorporated, RBC Capital Markets Corporation, and Wachovia Capital Markets, LLC (collectively referred to as the “Underwriters”) with respect to the issuance and sale by the Company and purchase by the Underwriters of 5,000,000 shares of common stock, no par value per share of the Company (“Firm Shares”) and, at the option of the Underwriters, of up to an additional 750,000 shares of common stock (“Option Shares”).

Summary of Underwriting Agreement Terms

•
On the basis of the representations and warranties contained in the Underwriting Agreement, the Company agrees to issue and sell to the Underwriters and the Underwriters agree to purchase from the Company, at the price, place and time specified, the total number of Firm Shares set forth in the table below.

Name of Underwriter	Number of Firm Shares to be Purchased

Lehman Brothers Inc.	1,650,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	875,000
Morgan Stanley & Co. Incorporated	875,000
Banc of America Securities LLC	550,000
Citigroup Global Markets Inc.	550,000
J.P. Morgan Securities Inc.	125,000
Robert W. Baird & Co. Incorporated	125,000
RBC Capital Markets Corporation	125,000
Wachovia Capital Markets, LLC	125,000
Total	5,000,000

•	The purchase price per Firm Share to be paid by the Underwriters is $29.712.
•	The purchase price per Option Share is $29.712.
•	The price to the public per share is $30.79.
•	The total purchase price for Firm Shares to be paid by the Underwriters on closing is approximately $148.6 million.
•	The closing date for the Firm Shares is December 12, 2006.
•	The total number of Option Shares offered to the Underwriters is 750,000.
•	The Underwriters may exercise the option to purchase the Option Shares within 30 days of December 6, 2006.

General

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated are serving as joint book-running managers for the offering. Copies of the prospectus relating to the offering may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, 1155 Long Island Avenue, Edgewood, N.Y., 11717, by email at Monica_Castillo@adp.com or by faxing requests to (631) 254-7268 from Merrill Lynch & Co., c/o 4 World Financial Center, New York, NY 10080 or by telephone at 1-866-500-5408 and from Morgan Stanley & Co. Incorporated at Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by email at prospectus@morganstanley.com

The Underwriting Agreement is furnished herewith as Exhibit 1.1 and incorporated by reference herein.

Item 8.01 Other Events

On December 6, 2006, PNM Resources announced that it completed the pricing of 5,000,000 shares of common stock and has granted the Underwriters an option to purchase an additional 750,000 shares of common stock. The common stock was priced at $30.79 per share, the closing price of PNM Resources’ common stock on the New York Stock Exchange on December 6, 2006.

PNM Resources expects to use the net proceeds from the offering to repay a portion of the $420.2 million principal amount outstanding on a bridge loan used to finance the acquisition of the Twin Oaks business.

The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number Description

1.1	Underwriting Agreement dated December 6, 2006 between PNM Resources, Inc. and Lehman Brothers Inc., as representative of the several underwriters named therein.
99.1	Press Release dated December 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 7, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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